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                                                               EXHIBIT h(25)(d)

                                AMENDMENT NO. 3
                            PARTICIPATION AGREEMENT


      The Participation Agreement (the "Agreement"), dated December 3, 1997, by and among AIM Variable Insurance Funds, Inc., a Maryland corporation, Security Life of Denver Insurance Company, a Colorado life insurance company and ING America Equities, Inc., a Colorado corporation, is hereby amended as follows:

      Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:



                                   SCHEDULE A

----------------------------------------- ------------------------- ---------------------------------------------
     FUNDS AVAILABLE UNDER THE              SEPARATE ACCOUNTS           CONTRACTS FUNDED BY THE SEPARATE
             POLICIES                      UTILIZING THE FUNDS                      ACCOUNTS
----------------------------------------- ------------------------- ---------------------------------------------

AIM V.I. Government Securities Fund       Separate Account A1       o    THE EXCHEQUER VARIABLE ANNUITY
----------------------------------------- ------------------------- ---------------------------------------------

AIM V.I. Capital Appreciation Fund        Separate Account L1       o    FIRST LINE VARIABLE UNIVERSAL LIFE
AIM V.I. Government Securities Fund                                 o    FIRST LINE II VARIABLE UNIVERSAL LIFE
                                                                    o    STRATEGIC ADVANTAGE VARIABLE
                                                                           UNIVERSAL LIFE
                                                                    o    STRATEGIC ADVANTAGE II VARIABLE
                                                                           UNIVERSAL LIFE
                                                                    o    VARIABLE SURVIVORSHIP UNIVERSAL
                                                                           LIFE
                                                                    o    CORPORATE VARIABLE UNIVERSAL LIFE
----------------------------------------- ------------------------- ---------------------------------------------




      All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.


Effective Date: November 1, 1999




                                            AIM VARIABLE INSURANCE FUNDS, INC.



Attest: /s/ P. MICHELLE GRACE              By: /s/ ROBERT H. GRAHAM
        -----------------------                -------------------------
Name:  P. Michelle Grace                   Name:  Robert H. Graham
Title: Assistant Secretary                 Title: President


(SEAL)


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                                           SECURITY LIFE OF DENVER INSURANCE
                                               COMPANY

Attest: /s/ ERIC G. BANTA                  By: /s/ GARY W. WAGGONER
        ---------------------------            -------------------------
Name:    Eric G. Banta                     Name:  Gary W. Waggoner
        ---------------------------            --------------------------
Title:   Assistant Secretary               Title: Vice President
        ---------------------------            --------------------------


(SEAL)


                                           ING AMERICA EQUITIES, INC.

Attest: /s/ ERIC G. BANTA                  By: /s/ JAMES L. LIVINGSTON, JR.
        ---------------------------            -------------------------
Name:     Eric G. Banta                    Name:  James L. Livingston, Jr.
        ---------------------------            --------------------------
Title:    Assistant Secretary              Title: President
        ---------------------------            --------------------------



(SEAL)


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